Exhibit 1.1

March 31, 2015

Mr. Joseph W. Beyers

Chairman and Chief Executive Officer

Inventergy Global, Inc.

900 East Hamilton Avenue

Suite 180

Campbell, California 95008

Dear Joe:

This letter (the “Agreement”) constitutes the agreement between Ladenburg Thalmann & Co., Inc. (“Ladenburg” or the “Placement Agent”) and Inventergy Global, Inc. (the “Company”), pursuant to which Ladenburg shall serve as the exclusive placement agent for the Company in connection with the proposed placement (the “Placement”) of registered shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The terms of such Placement and the Shares shall be mutually agreed upon by the Company and the purchasers (each, a “Purchaser” and collectively, the “Purchasers”) and nothing herein shall be deemed to provide the Placement Agent with the power or authority to bind the Company or any Purchaser, or to create an obligation of the Company to issue any Shares or complete the Placement. This Agreement and the documents executed and delivered by the Company and the Purchasers in connection with the Placement shall be collectively referred to herein as the “Transaction Documents.”  The date of the closing of the Placement shall be referred to herein as the “Closing Date.”  The Company expressly acknowledges and agrees that Ladenburg’s obligations hereunder are on a “reasonable best efforts” basis only and that the execution of this Agreement does not constitute a commitment by Ladenburg to purchase the Shares and does not ensure the successful placement of the Shares or any portion thereof or the success of Ladenburg with respect to securing any other financing on behalf of the Company. The Placement Agent may retain other brokers or dealers to act as sub-agents or selected-dealers (“Other Dealers”) on its behalf in connection with the Placement.

SECTION 1.      COMPENSATION.

(A)             The Placement Agent shall be paid a cash fee equal to 8% of the gross proceeds received by the Company from the sale of the Shares at the closing of the Placement (the “Closing”). Notwithstanding anything to the contrary, if the Company sells Shares in the Placement to any person listed on Schedule A hereto and the Company is required to pay tail fees or similar fees to third parties (per the terms of prior financings), then no commission shall be payable to Ladenburg in the Placement with respect thereto, and if no such fee is payable to any third party, the cash fee payable to Ladenburg with respect thereto shall be reduced to 4% of the gross proceeds received by the Company from the sale of Shares to such persons in the Placement. Further, with respect to any sales of Shares in the Placement to persons listed on Schedule B hereto, the cash fee and the Placement Agent Warrants payable to Ladenburg with respect thereto shall be reduced to 4% of the gross proceeds.

(B)              At the Closing, the Placement Agent or its designees shall be issued warrants (the “Placement Agent Warrants”) by the Company to purchase that number of shares of Common Stock that is equivalent to 2% of the number of shares of Common Stock sold in the Placement, at an exercise price equal to 125% of the per share equivalent paid in the Placement by the Purchasers. The Placement Agent Warrants shall contain a cashless exercise provision. The Placement Agent Warrants shall have a term expiring five years from the commencement of sales under the Prospectus Supplement as defined in Section 2 hereof. The number of Placement Agent Warrants issuable at the Closing and/or the exercise price thereof shall be subject to reduction in the discretion of the Placement Agent to the extent necessary to comply with the compensation limits imposed by FINRA Rule 5110.

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(C)              Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees to reimburse the out-of-pocket expenses (including travel, data bases, reasonable fees and expenses of its counsel, and the reasonable fees and expenses of other independent consultants and advisors retained by Ladenburg) incurred by Ladenburg in connection with the Placement, up to an aggregate of $35,000 ($60,000 if the aggregate gross proceeds of the Placement are equal to or greater than $3,000,000); provided, however, that such expense cap shall in no way limit or impair the indemnification and contribution provisions of this Agreement.  Such reimbursement shall be payable immediately upon Placement Agent’s request made from time to time.

(D)             If, within one year after the Closing of a Placement with aggregate gross proceeds equal to or greater than $3,000,000 (“Tail Term”), the Company sells its securities to any investors (“Investors”) that were contacted by the Placement Agent in connection with the Placement (other than those set forth on Schedules A and B hereto), then the Company shall, at the time of each such sale (a) pay to the Placement Agent the commissions prescribed by Section 1(A), above, and (b) issue to the Placement Agent Placement Agent Warrants prescribed by Section 1(B), above, with respect to each such sale (“Tail Fees”). If the aggregate gross proceeds of the Placement are less than $3,000,000, then the Tail Fees shall only be payable with respect to Investors who actually purchased securities in the Placement. At the Closing and at the request of the Company, the Placement Agent will provide the Company with a list of Investors contacted by the Placement Agent in its capacity as Placement Agent hereunder. As to Investors on Schedule A hereto, the Placement Agent shall not be entitled to any Tail Fees as to which another broker-dealer has a pre-existing right to a tail fee from the Company; and if no other broker-dealer is entitled to a tail fee, then the Placement Agent’s Tail Fees shall be 50% of the fees set forth in this section. As to Investors on Schedule B hereto, the Placement Agent’s Tail Fees shall be 50% of the fees set forth in this section.

(E)             Following the Closing of a Placement with aggregate gross proceeds equal to or greater than $3,000,000, if the Company, in its sole discretion, proposes to effect a subsequent financing during the 12 months following Closing, the Company shall offer to Ladenburg the opportunity to participate as a lead underwriter or lead placement agent (with the percentage of such participation in the syndicate by Ladenburg to be determined pursuant to a definitive agreement or engagement agreement to be negotiated between the Company and Ladenburg) in respect of such financing on terms and conditions mutually acceptable to the Company and Ladenburg. The terms of such engagements shall be set forth in separate agreements and may be subject to, among other things, satisfactory completion of due diligence by Ladenburg, market conditions, the absence of adverse change to the Company's business or financial condition, approval of Ladenburg's internal committee and any other conditions that Ladenburg may reasonably deem appropriate for transactions of such nature. The Company will notify Ladenburg in writing of its intention to pursue such further financing, and Ladenburg will advise the Company promptly of Ladenburg's election to participate in such financing (but in no event no later than five (5) business days following the Company's notice to Ladenburg). If such proposed financing is not accepted by Ladenburg, but later materially modified as to the scope and nature of the proposed financing, the Company will re-submit such then proposed financing in writing to Ladenburg and Ladenburg will be subject to the same five (5) business day notice provision to advise of its election to participate in the proposed financing. Ladenburg's election not to participate with respect to a particular proposed financing will not adversely affect its rights hereunder with respect to any other proposed equity financing of the Company during the twelve-month period referred to above.

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SECTION 2.      REGISTRATION STATEMENT.

The Company represents and warrants to, and agrees with, the Placement Agent that:

(A)             The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (Registration File No. 333-199647) under the Securities Act of 1933, as amended (the “Securities Act”), which became effective on November 10, 2014, for the registration under the Securities Act of the Registered Shares. At the time of such filing, the Company met the requirements of Form S-3 under the Securities Act.  Such registration statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule. The Company will file with the Commission pursuant to Rule 424(b) under the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Commission promulgated thereunder, a supplement to the form of prospectus included in such registration statement relating to the placement of the Shares and the plan of distribution thereof and has advised the Placement Agent of all further information (financial and other) with respect to the Company required to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the “Registration Statement”; such prospectus in the form in which it appears in the Registration Statement is hereinafter called the “Base Prospectus”; and the supplemented form of prospectus, in the form in which it will be filed with the Commission pursuant to Rule 424(b) (including the Base Prospectus as so supplemented) is hereinafter called the “Prospectus Supplement.” Any reference in this Agreement to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein (the “Incorporated Documents”) pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus or the Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Base Prospectus or the Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Base Prospectus or the Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Base Prospectus or the Prospectus Supplement, as the case may be.  No stop order suspending the effectiveness of the Registration Statement or the use of the Base Prospectus or the Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company's knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and the “Time of Sale Prospectus” means the preliminary prospectus, if any, together with the free writing prospectuses, if any, used in connection with the Placement, including any documents incorporated by reference therein.

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(B)              The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable Rules and Regulations. Each of the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Incorporated Documents, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to Incorporated Documents incorporated by reference in the Base Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable Rules and Regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission.  There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Base Prospectus, the Time of Sale Prospectus, if any, or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required.

(C)              The Company is eligible to use free writing prospectuses in connection with the Placement pursuant to Rules 164 and 433 under the Securities Act.  Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.  The Company will not, without the prior consent of the Placement Agent, prepare, use or refer to, any free writing prospectus.

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(D)             The Company has delivered, or will as promptly as practicable deliver, to the Placement Agent complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Placement Agent reasonably requests. Placement Agent acknowledges that all such materials as exist on the date of this letter are available on EDGAR. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Shares pursuant to the Placement other than the Base Prospectus, the Time of Sale Prospectus, if any, the Prospectus Supplement, the Registration Statement, copies of the documents incorporated by reference therein and any other materials permitted by the Securities Act.

SECTION 3.      REPRESENTATIONS AND WARRANTIES INCORPORATED BY REFERENCE. Each of the representations and warranties (together with any related disclosure schedules thereto) made to the Purchasers by the Company in that certain securities purchase agreement dated as of March ____, 2015 (“Securities Purchase Agreement”), between the Company and each Purchaser, is hereby incorporated herein by reference (as though fully restated herein) and is hereby made to, and in favor of, Ladenburg and the Other Dealers.

SECTION 4.      REPRESENTATIONS OF LADENBURG.  Ladenburg represents and warrants that it is (A) a member in good standing of FINRA, (B) is registered as a broker/dealer under the Securities Exchange Act of 1934 (the “Exchange Act”) and (C) is licensed as a broker/dealer under the laws of the States applicable to the offers and sales of Shares by Ladenburg.  Ladenburg will immediately notify the Company in writing of any change in its status as such. Ladenburg covenants that it will use its reasonable best efforts to conduct the Transaction hereunder in compliance with the provisions of this Agreement.  Except as required by law or as contemplated by this agreement, Ladenburg will keep confidential all material nonpublic information, including information regarding the Transaction contemplated hereunder, provided to it by the Company or its affiliates or advisors and use such information only for the purposes contemplated herein.

SECTION 5.      [Reserved.]

SECTION 6.      INDEMNIFICATION.  The Company agrees to the indemnification and other agreements set forth in the Indemnification Provisions (the “Indemnification”) attached hereto as Addendum A, the provisions of which are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

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SECTION 7.      ENGAGEMENT TERM.  Ladenburg’s engagement hereunder will be until the earlier of (i) 30 days following the date hereof and (ii) the completion of the Placement. The engagement may be terminated by either the Company or Ladenburg at any time upon 10 days’ written notice. Notwithstanding anything to the contrary contained herein, the provisions concerning the Company’s obligation to pay any fees actually earned and to reimburse expenses actually incurred and reimbursable pursuant to Section 1 hereof and which are permitted to be reimbursed under FINRA Rule 5110(f)(2)(D), and the confidentiality, indemnification, contribution provisions contained herein and the Company’s obligations contained in the Indemnification Provisions will survive any expiration or termination of this Agreement.

SECTION 8.      LADENBURG INFORMATION.  The Company agrees that any information or advice rendered by Ladenburg in connection with this engagement is for the confidential use of the Company only in their evaluation of the Placement and, except as otherwise required by law, the Company will not disclose or otherwise refer to the advice or information in any manner without Ladenburg’s prior written consent.

SECTION 9.      NO FIDUCIARY RELATIONSHIP.  This Agreement does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the Indemnification Provisions hereof.  The Company acknowledges and agrees that Ladenburg is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this Agreement or the retention of Ladenburg hereunder, all of which are hereby expressly waived.

SECTION 10.  CLOSING.  The obligations of the Placement Agent, and the closing of the sale of the Shares hereunder are subject to the accuracy, when made and on the Closing Date, of the representations and warranties on the part of the Company and its Subsidiaries contained herein, to the accuracy of the statements of the Company and its Subsidiaries made in any certificates pursuant to the provisions hereof, to the performance by the Company and its Subsidiaries of their obligations hereunder, and to each of the following additional terms and conditions:

(A)             No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission, and any request for additional information on the part of the Commission (to be included in the Registration Statement, the Base Prospectus or the Prospectus Supplement or otherwise) shall have been complied with to the reasonable satisfaction of the Placement Agent.

(B)              The Placement Agent shall not have discovered and disclosed to the Company on or prior to the Closing Date that the Registration Statement, the Base Prospectus or the Prospectus Supplement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Placement Agent, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(C)              All corporate proceedings and other legal matters incident to the authorization, form, execution, delivery and validity of each of this Agreement, the Shares, the Registration Statement, the Base Prospectus and the Prospectus Supplement and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Placement Agent, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

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(D)             The Placement Agent shall have received from outside counsel to the Company such counsel’s written opinion, addressed to the Placement Agent and the Purchasers dated as of the Closing Date, in form and substance reasonably satisfactory to the Placement Agent, which opinion shall include a “10b-5” negative assurance from such counsel.

(E)              Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Base Prospectus, any loss or interference with its business from fire, explosion, flood, terrorist act or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in or contemplated by the Base Prospectus and (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its Subsidiaries, otherwise than as set forth in or contemplated by the Base Prospectus, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Placement Agent, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated by the Base Prospectus, the Time of Sale Prospectus, if any, and the Prospectus Supplement.

(F)               The Common Stock is registered under the Exchange Act.  The Company shall have taken no action designed to, or likely to have the effect of terminating the registration of the Common Stock under the Exchange, nor has the Company received any information suggesting that the Commission is contemplating terminating such registration.

(G)             Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum or maximum prices or maximum ranges for prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities in which it is not currently engaged, the subject of an act of terrorism, there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or (iv) there shall have occurred any other calamity or crisis or any change in general economic, political or financial conditions in the United States or elsewhere, if the effect of any such event in clause (iii) or (iv) makes it, in the sole judgment of the Placement Agent, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated by the Base Prospectus and the Prospectus Supplement.

(H)             No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Shares or materially and adversely affect or potentially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially and adversely affect the business or operations of the Company.

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(I)                The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the Placement, including as an exhibit thereto this Agreement.

(J)                FINRA shall have raised no objection to the fairness and reasonableness of the terms and arrangements of this Agreement.  In addition, the Company shall, if requested by the Placement Agent, make or authorize Placement Agent’s counsel to make on the Company’s behalf, an Issuer Filing with FINRA pursuant to FINRA Rule 5110 with respect to the Registration Statement and pay all filing fees required in connection therewith.

(K)             Prior to the Closing Date, the Company shall have furnished to the Placement Agent such further information, certificates and documents as the Placement Agent may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Placement Agent.

SECTION 11.  GOVERNING LAW. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely in such State.  This Agreement may not be assigned by either party without the prior written consent of the other party.  This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns. Any right to trial by jury with respect to any dispute arising under this Agreement or any transaction or conduct in connection herewith is waived.  Each of the Placement Agent and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement and/or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding.  Each of the Placement Agent and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York and agrees that service of process upon the Company mailed by certified mail to the Company’s address shall be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon the Placement Agent mailed by certified mail to the Placement Agent’s address shall be deemed in every respect effective service process upon the Placement Agent, in any such suit, action or proceeding.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of a Transaction Document, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

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SECTION 12.  ENTIRE AGREEMENT/MISC. This Agreement (including the attached Indemnification Provisions), the Securities Purchase Agreement and the Placement Agent Warrants embody the entire agreement and understanding between the parties hereto, and supersede all prior agreements and understandings, relating to the subject matter hereof.  If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect.  This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by both Ladenburg and the Company.  The representations, warranties, agreements and covenants contained herein shall survive the closing of the Placement and delivery and/or exercise of the Shares, as applicable.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or a .pdf format file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or .pdf signature page were an original thereof.  The Company agrees that the Placement Agent may rely upon, and is a third party beneficiary of, the representations and warranties, and applicable covenants set forth in any such purchase, subscription or other agreement with the Purchasers in the Placement.

SECTION 13.  NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 6:30 p.m. (New York City time) on a business day, (b) the next business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a business day or later than 6:30 p.m. (New York City time) on any business day, (c) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages hereto.

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Please confirm that the foregoing correctly sets forth our agreement by signing and returning to Ladenburg the enclosed copy of this Agreement.

Very truly yours,

LADENBURG THALMANN & CO., INC.

By:	/s/ Nicholas Stergis
Name:	Nicholas Stergis
Title:	Managing Director

Address for notice:

4400 Biscayne Blvd.
14th Floor
Miami, Florida 33137
Attention: General Counsel

Accepted and Agreed to as of the

date first written above:

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name:	Joseph W. Beyers
Title:	Chairman and Chief Executive Officer

Address for notice:

900 East Hamilton Avenue

Suite 180

Campbell, California 95008

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ADDENDUM A

INDEMNIFICATION PROVISIONS

In connection with the engagement of Ladenburg Thalmann & Co. Inc. (“Ladenburg”) by Inventergy Global, Inc. (the “Company”) pursuant to a letter agreement dated March 31, 2015, between the Company and Ladenburg, as it may be amended from time to time in writing (the “Agreement”), the Company hereby agrees as follows:

1.                  The Company hereby agrees to indemnify and hold Ladenburg, its officers, directors, principals, employees, affiliates, and stockholders, and their successors and assigns, harmless from and against any and all loss, claim, damage, liability, deficiencies, actions, suits, proceedings, costs and legal expenses or expense whatsoever (including, but not limited to, reasonable legal fees and other expenses and reasonable disbursements incurred in connection with investigating, preparing to defend or defending any action, suit or proceeding, including any inquiry or investigation, commenced or threatened, or any claim whatsoever, or in appearing or preparing for appearance as witness in any proceeding, including any pretrial proceeding such as a deposition) (collectively the “Losses”) arising out of, based upon, or in any way related or attributed to, (i) any breach of a representation, warranty or covenant by the Company contained in this Agreement; or (ii) any activities or services performed hereunder by Ladenburg, unless it is finally judicially determined in a court of competent jurisdiction that such Losses were the primary and direct result of the intentional misconduct or gross negligence of Ladenburg in performing the services hereunder.

2.                  If Ladenburg receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to this Section (B), Ladenburg shall, within twenty (20) days of the receipt of such written notice, give the Company written notice thereof (a “Claim Notice”).  Failure to give such Claim Notice within such twenty (20) day period shall not constitute a waiver by Ladenburg of its right to indemnity hereunder with respect to such action, suit or proceeding; provided, however, the indemnification hereunder may be limited by any such failure to provide a Claim Notice to the Company that materially prejudices the Company. Upon receipt by the Company of a Claim Notice from Ladenburg with respect to any claim for indemnification which is based upon a claim made by a third party (“Third Party Claim”), the Company may assume the defense of the Third Party Claim with counsel of its own choosing, as described below.  Ladenburg shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith.  Ladenburg shall have the right to employ its own counsel in any such action which shall be at the Company's expense if (i) the Company and Ladenburg shall have mutually agreed in writing to the retention of such counsel, (ii) the Company shall have failed in a timely manner to assume the defense and employ counsel or experts reasonably satisfactory to Ladenburg in such litigation or proceeding or (iii) the named parties to any such litigation or proceeding (including any impleaded parties) include the Company and Ladenburg and representation of the Company and Ladenburg by the same counsel or experts would, in the reasonable opinion of Ladenburg, be inappropriate due to actual or potential differing interests between the Company and Ladenburg. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of Ladenburg, which consent shall not be unreasonably withheld or delayed and which shall not be required if Ladenburg is granted a release in connection therewith.   The indemnification provisions hereunder shall survive the termination or expiration of this Agreement.

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3.                  The Company further agrees, upon demand by Ladenburg, to promptly reimburse Ladenburg for, or pay, any loss, claim, damage, liability or expense as to which Ladenburg has been indemnified herein with such reimbursement to be made currently as any loss, damage, liability or expense is incurred by Ladenburg. Notwithstanding the provisions of the aforementioned Indemnification, any such reimbursement or payment by the Company of fees, expenses, or disbursements incurred by Ladenburg shall be repaid by Ladenburg in the event of any proceeding in which a final judgment (after all appeals or the expiration of time to appeal) is entered in a court of competent jurisdiction against Ladenburg based primarily and directly upon its gross negligence or intentional misconduct in the performance of its duties hereunder, and provided further, that the Company shall not be required to make reimbursement or payment for any settlement effected without the Company’s prior written consent (which consent shall not be unreasonably withheld or delayed).

4.                  If for any reason the foregoing indemnification is unavailable or is insufficient to hold such indemnified party harmless, the Company agrees to contribute the amount paid or payable by such indemnified party in such proportion as to reflect not only the relative benefits received by the Company, as the case may be, on the one hand, and Ladenburg, on the other hand, but also the relative fault of the Company and Ladenburg as well as any relevant equitable considerations.  In no event shall Ladenburg contribute in excess of the fees actually received by it pursuant to the terms of this Agreement.

5.                  For purposes of this Agreement, each officer, director, stockholder, and employee or affiliate of Ladenburg and each person, if any, who controls Ladenburg (or any affiliate) within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, shall have the same rights as Ladenburg with respect to matters of indemnification by the Company hereunder.

LADENBURG THALMANN & CO. INC.

By:	/s/ Nicholas Stergis
Name:	Nicholas Stergis
Title:	Managing Director

Accepted and Agreed to as of the

date first written above:

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name:	Joseph W. Beyers
Title:	Chairman and Chief Executive Officer

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